            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- ----------------------------------------------

                                        GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:               SOCIAL SECURITY
                                        NUMBER OF--

      ----------------------------------------------------------
       1.  An individual's account      The individual

       2.  Two or more individuals      The actual owner of the
           (joint account)              account or, if combined
                                        funds, the first
                                        individual on the
                                        account(1)

       3.  Husband and wife (joint      The actual owner of the
           account)                     account or, if joint
                                        funds, either person(1)

       4.  Custodian account of a       The minor(2)
           minor (Uniform Gift to
           Minors Act)

       5.  Adult and minor (joint       The adult or, if the
           account)                     minor is the only
                                        contributor, the
                                        minor.(1)

       6.  Account in the name of       The ward, minor, or
           guardian or committee for a  incompetent person(3)
           designated ward, minor, or
           incompetent person

       7.  a.   The   usual  revocable  The grantor-trustee(1)
              savings  trust   account
              (grantor is also
              trustee)

           b. So-called trust account   The actual owner(1)
              that is not a legal or
              valid trust under State
              law

       8.  Sole proprietorship account  The owner(4)

- ----------------------------------------------------------

- ----------------------------------------------------------

                                        GIVE THE NAME AND
                                        EMPLOYER
FOR THIS TYPE OF ACCOUNT:               IDENTIFICATION
                                        NUMBER OF--
       ----------------------------------------------------------
       9.  A valid trust, estate, or    Legal entity (Do not
           pension trust                furnish the identifying
                                        number of the personal
                                        representative or trustee
                                        unless the legal entity
                                        itself is not designated
                                        in the account title).(5)

      10.  Corporate account            The corporation

      11.  Religious, charitable, or    The organization
           educational organization
           account

      12. Partnership account held in The partnership the name of the business

      13. Association, club, or other The organization tax-exempt organization

      14.  A broker or registered       The broker or nominee
           nominee

      15. Account with the Department The public entity of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments

      16.  Sole Proprietorship account  The owner(4)

- ----------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9
                                       PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities) at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

      A corporation.       (1)

                           (2)
      An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7).

                           (3)
      The United States or any of its agencies or instrumentalities.

                           (4)
      A    state,   the   District   of    Columbia,   a   possession   of   the
      United   States,   or   any    of   their   political   subdivisions    or
      instrumentalities.

                           (5)
      A foreign government or any of its political subdivisions, agencies, or instrumentalities.

                           (6)
      An    international   organization    or   any   of    its   agencies   or
      instrumentalities.

                           (7)
      A foreign central bank of issue.

                           (8)
      A dealer in securities or commodities required to register in the United States or a possession of the United States.

                           (9)
      A futures commission merchant registered with the Commodity Futures Trading Commission.

                          (10)
      A real estate investment trust.

                          (11)
      An   entity   registered    at   all   times    during   the   tax    year
      under the Investment Company Act of 1940.

                          (12)
      A common trust fund operated by a bank under
      section 584(a).

                          (13)
      A financial institution.

                          (14)
      A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

                          (15)
      A   trust   exempt   from   tax    under   section   664   or    described
      in section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

- -   Payments to nonresident aliens subject to withholding
    under section 1441.

- -   Payments to partnerships not engaged in a trade or
business in the United States and that have at least one nonresident partner.

- -   Payments of patronage dividends not paid in money.

- -   Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

- -   Payments of interest on obligations issued by
    individuals.

NOTE: THE PAYEE MAY BE SUBJECT TO BACKUP WITHHOLDING IF THIS INTEREST IS $600 OR MORE AND IS PAID IN THE COURSE OF YOUR TRADE OR BUSINESS AND THE PAYEE HAS NOT PROVIDED HIS OR HER CORRECT TIN TO YOU.

- -   Payments of tax-exempt interest (including
exempt-interest dividends under section 852).

- -   Payments described in section 6049(b)(5) to nonresident
    aliens.

- -   Payments on tax-free covenant bonds under
    section 1451.

- -   Payments made by certain foreign organizations.

- -   Mortgage interest paid to you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

For more information on backup withholding and your requirements, get Pub. 1679, A Guide to Backup Withholding, and Pub. 1281, Backup Withholding on Missing and Incorrect TINs.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
                           (1)
      PENALTY FOR FAILURE TO FURNISH TAXPAYER
IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

                           (2)
      FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST
PAYMENTS--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

                           (3)
      CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
      WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

                           (4)
      CRIMINAL PENALTY FOR FALSIFYING
INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE